                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                  FORM 8-K/A

                                AMENDMENT NO. 1


                                CURRENT REPORT


                    PURSUANT TO SECTION 12, 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date Of Report (Date of earliest event reported): February 26, 1996

                                 PRIMECO INC.
            (Exact name of registrant as specified in its charter)

                                     Texas
                (State of other jurisdiction of Incorporation)

        033-87404                                 74-1951774
(Commission File Number)               (IRS Employer Identification Number)

             16225 Park Ten Place, Suite 200   Houston, Texas 77084
                   (Address of principal executive offices)

                                (713) 578-5600
             (Registrant's telephone number, including area code)

                                 Page 1 of 26
                      Please see Exhibit Index on page 4

         The undersigned registrant hereby amends and restates in its entirety the following items of its Current Report on Form 8-K dated March 12, 1996, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired -
         Vibroplant U.S., Inc. Financial Statements

         Independent Auditors Report                                                                  6

         Balance Sheets as of February 25, 1996 and March 31, 1995                                    7

         Statements of Operations for the period from April 1, 1995 through
         February 25, 1996 and the years ended March 31, 1995 and 1994                                8

         Statements of Stockholder's Equity for the period from April 1, 1995 through February 25, 1996 and the years ended March 31, 1995
         and 1994                                                                                     9

         Statements of Cash Flows for the period from April 1, 1995 through
         February 25, 1996 and the years ended March 31, 1995 and 1994                               10

         Notes to Financial Statements                                                               11

(b)      Pro Forma Financial Information

         Primeco Inc. Pro Forma Condensed Consolidated Financial Statements
         (unaudited)                                                                                 23

         Pro Forma Condensed Consolidated Balance Sheets as of
         December 31, 1995                                                                           24

         Pro Forma Condensed Consolidated Statement of Operations for
         the year ended December 31, 1995                                                            25

         Notes to Pro Forma Financial Statements                                                     26

(c)      Exhibits

         Exhibit 2.1 Stock Purchase Agreement by and among Vibroplant plc, Vibroplant Investments, Ltd., and Primeco Inc.
                           dated as of January 9, 1996 (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)

         Exhibit 2.2 Closing Supplement to Stock Purchase Agreement dated as February 26, 1996 among Vibroplant plc, Vibroplant Investments, Ltd., and Primeco
                           Inc. (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)

         Exhibit 99.1 Press Release of Primeco Inc. dated February 27, 1996 (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                         PRIMECO INC.

                                           By:       /s/ BRIAN FONTANA
                                               ---------------------------------
                                                         Brian Fontana

                                                 Executive Vice President and
                                                    Chief Financial Officer

Date: May 13, 1996

                  INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements and Business Acquired

         The Vibroplant U.S., Inc. Financial Statements Independent auditors Report

         Balance Sheets as of February 25, 1996 and March 31, 1995

         Statement of Operations for the period ended February 25, 1996 and the years ended March 31, 1995 and 1994

         Statement of Cash Flows for the period ended February 25, 1996 and the years ended March 31, 1995 and 1994

         Statement of Stockholder's Equity for the period from April 1, 1996 through February 25, 1996 and the years ended March 31, 1995 and 1994

         Notes to Financial Statements

(b)      Pro Forma Financial Information

         Primeco Inc. Pro Forma Condensed Consolidated Financial Statements (unaudited)

         Pro Forma Condensed Consolidated Balance Sheets as of December 31, 1995

         Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995

         Notes to Pro Forma Financial Statements

(c)      Exhibits

         Exhibit 2.1 Stock Purchase Agreement by and among Vibroplant plc, Vibroplant Investments, Ltd., and Primeco Inc. dated as of January 9, 1996 (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)*

         Exhibit 2.2 Closing Supplement to Stock Purchase Agreement dated as February 26, 1996 among Vibroplant plc, Vibroplant Investments, Ltd., and Primeco
                           Inc. (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)*

         Exhibit 99.1 Press Release of Primeco Inc. dated February 27, 1996 (previously filed on March 12, 1996 with the SEC in Prime's form 8-K)*

- ---------------

* Previously filed

                             VIBROPLANT U.S., INC.

                             Financial Statements

                 February 25, 1996 and March 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report


  The Board of Directors and Stockholder
  Vibroplant U.S., Inc.:

  We have audited the accompanying balance sheets of Vibroplant U.S., Inc. as of February 25, 1996, and March 31, 1995, and the related statements of operations, stockholder's equity, and cash flows for the period from April 1, 1995 through February 25, 1996, and for each of the years in the two-year period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Vibroplant U.S., Inc. as of February 25, 1996, and March 31, 1995, and the results of its operations and its cash flows for the period from April 1, 1995, through February 25, 1996, and for each of the years in the two-year period ended March 31, 1995, in conformity with generally accepted accounting principles.

  As discussed in note 3 to the financial statements, the Company changed its method of computing depreciation in 1995. As discussed in note 2(e) to the financial statements, the Company changed its method of accounting for income taxes in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                                       KPMG Peat Marwick LLP


  Fort Worth, Texas
  April 8, 1996

VIBROPLANT U.S., INC.
Balance Sheets
February 25, 1996 and March 31, 1995


                                                                 February 25,         March 31,
               Assets (note 7)                                       1996               1995
               ---------------                                  --------------       ------------
Current assets:
  Cash and cash equivalents                                     $    3,693,078          3,003,586
  Trade accounts receivable, less allowance
     for doubtful accounts of approximately
     $601,000 in 1996 and $610,000 in 1995 (note 2 (f))              7,186,288          9,114,993
  Income taxes receivable (note 8)                                     424,622            436,899
  Inventories (notes 4 and 12)                                       3,717,727          3,146,086
  Prepaid expenses                                                     321,929            492,778
  Deferred income taxes (note 8)                                       723,696            891,634
                                                                --------------       ------------
                       Total current assets                         16,067,340         17,085,976

Property and equipment, net (notes 5 and 12)                        57,484,172         53,803,575
Other assets, net                                                      163,155               --
                                                                --------------       ------------
                                                                $   73,714,667         70,889,551
                                                                ==============       ============

      Liabilities and Stockholder's Equity

Current liabilities:
  Current installments of long-term debt (note 7)               $    7,500,000          7,500,000
  Current installments of obligations under capital
     leases (note 6)                                                   226,000            145,086
  Accounts payable                                                     697,971          1,060,433
  Accrued expenses                                                   2,910,724          2,899,085
  Accrued dividends (note 1)                                        15,000,000               --
                                                                --------------       ------------
                      Total current liabilities                     26,334,695         11,604,604
                                                                --------------       ------------

Long-term debt, excluding current installments
  (note 7)                                                          13,250,000         17,000,000
Obligations under capital leases, excluding current
  installments (note 6)                                                325,069            163,543
Accrued environmental costs (note 11)                                3,000,000               --
Deferred income taxes (note 8)                                      10,181,154          8,994,367
                                                                --------------       ------------
                      Total liabilities                             53,090,918         37,762,514
                                                                --------------       ------------

Stockholder's equity (note 1):
  Common stock, $.01 par value, 700,000 shares
     authorized, 489,691 shares issued and outstanding                   4,897              4,897
  Additional paid-in capital                                        21,881,396         21,881,396
  Retained earnings                                                    394,096         12,897,384
  Less treasury stock, 14,691 shares, at cost (note 9)              (1,656,640)        (1,656,640)
                                                                --------------       ------------
                      Total stockholder's equity                    20,623,749         33,127,037

Commitments and contingencies (notes 6 and 11)
                                                                --------------       ------------
                                                                $   73,714,667         70,889,551
                                                                ==============       ============

See accompanying notes to financial statements.

VIBROPLANT U.S., INC.
Statements of Operations
For the period from April 1, 1995 through February 25, 1996
and the years ended March 31, 1995 and 1994

                                                     February 25,         March 31,           March 31,
                                                         1996               1995                1994
                                                     ------------        ----------          -----------
Rental revenue (note 2 (f))                         $   37,203,561         38,584,141        40,442,447
                                                    --------------       ------------      ------------
Equipment sales                                          8,848,837          8,116,332         9,332,918
Less cost of sales (note 3)                             (6,083,250)        (6,971,298)       (6,046,228)
                                                    --------------       ------------      ------------
                                                         2,765,587          1,145,034         2,686,690
                                                    --------------       ------------      ------------

Parts and labor sales                                    3,559,906          3,592,854         3,017,420
Less cost of sales                                      (1,901,780)        (2,085,990)       (1,786,999)
                                                    --------------       ------------      ------------
                                                         1,658,126          1,506,864         1,230,421
                                                    --------------       ------------      ------------
                Operating profits                       41,627,274         41,236,039        44,359,558
                                                    --------------       ------------      ------------
Selling, general and administrative expenses
  (notes 6, 9 and 10)                                   12,760,387         15,207,889        15,703,727
Depreciation and amortization (note 3)                   7,372,818          7,716,029        12,595,813
Operating salaries, wages and benefits                   5,709,057          5,798,864         5,783,733
Other operating expenses (notes 5 and 6)                 9,876,408          7,927,021         7,456,803
                                                    --------------       ------------      ------------
                Total operating expenses                35,718,670         36,649,803        41,540,076
                                                    --------------       ------------      ------------
                Operating income                         5,908,604          4,586,236         2,819,482
                                                    --------------       ------------      ------------
Other expenses (income):
  Interest expense (note 7)                              1,517,196          1,828,363         2,212,715
  Other, net                                              (224,381)          (166,059)          419,029
                                                    --------------       ------------      ------------
                Total other expenses                     1,292,815          1,662,304         2,631,744
                                                    --------------       ------------      ------------
                Income before income taxes and
                   cumulative effect of changes in
                   accounting  methods                   4,615,789          2,923,932           187,738
Income taxes (note 8)                                    2,119,077          1,578,469           133,200
                                                    --------------       ------------      ------------
                Income before cumulative effect
                  of changes in accounting methods       2,496,712          1,345,463            54,538

Cumulative effect at April 1, 1994 of change
  in accounting for depreciation (note 3)                     --            4,782,132              --

Cumulative effect at April 1, 1993 of change
  in accounting for income taxes (note 2 (e))                 --                 --            (139,218)
                                                    --------------       ------------      ------------
                Net income (loss)                   $    2,496,712          6,127,595           (84,680)
                                                    ==============       ============      ============

  See accompanying notes to financial statements.

VIBROPLANT U.S., INC.
Statements of Stockholder's Equity
For the period from April 1, 1995 through February 25, 1996
and the years ended March 31, 1995 and 1994

                         Common Stock
                     ---------------------    Additional
                      Number                   Paid-in        Retained          Treasury
                     of Shares      Amount     Capital        Earnings           Stock                  Total
                     ---------     ---------  ----------      ---------         ---------            ----------
Balance,
  March 31, 1993       489,691     $  4,897   21,881,396       6,854,469               --            28,740,762


Net loss                    --           --           --         (84,680)              --               (84,680)

Acquisition of 14,691
  shares of common
  stock (note 9)            --           --           --            --         (1,656,640)           (1,656,640)
                       -------     --------   ----------     -----------       ----------           -----------

Balance,
  March 31, 1994       489,691     $  4,897   21,881,396       6,769,789       (1,656,640)           26,999,442


Net income                  --           --           --       6,127,595               --             6,127,595
                       -------     --------   ----------     -----------       ----------           -----------

Balance,
  March 31, 1995       489,691        4,897   21,881,396      12,897,384       (1,656,640)          33,127,037

Net income                  --           --           --       2,496,712               --             2,496,712

Dividend                    --           --           --     (15,000,000)              --           (15,000,000)
                       -------     --------   ----------     -----------       ----------           -----------
Balance,
  February 25, 1996    489,691     $  4,897   21,881,396         394,096       (1,656,640)           20,623,749
                       =======     ========   ==========     ===========       ==========           ===========

See accomapnying notes to financial statements.

VIBROPLANT U.S., INC.
Statements of Cash Flows
For the period from April 1, 1995 through February 25, 1996
and the years ended March 31, 1995 and 1994

                                                                February 25,         March 31,            March 31,
                                                                   1996                1995                 1994
                                                                ------------        ----------           -----------
Cash flows from operating activities:
  Net income (loss)                                           $    2,496,712          6,127,595            (84,680)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Cumulative effect of change in accounting
         for depreciation                                              --            (4,782,132)              --
       Depreciation and amortization                               7,372,818          7,716,029         12,683,697
       Provision for bad debts                                       462,715          1,055,639            300,934
       Provision for loss on real property                              --              340,000               --
       Deferred income taxes, including $139,218
         cumulative effect of change in accounting
         for income taxes in 1994                                  1,354,725          1,630,216             11,856
       Changes in operating assets and liabilities:
         Trade accounts receivable                                 1,465,990             32,422           (573,708)
         Income taxes receivable                                      12,277           (307,375)           192,763
         Inventories                                               3,176,459          3,658,797          4,310,272
         Prepaid expenses                                            170,849            107,995           (105,787)
         Other assets                                               (163,155)              --                 --
         Accounts payable                                           (362,462)           421,454           (387,489)
         Accrued environmental costs                               3,000,000               --                 --
         Accrued expenses                                             11,639           (232,904)           (48,912)
                                                              --------------     --------------       ------------
             Net cash provided by operating activities            18,998,567         15,767,736         16,298,946
                                                              --------------     --------------       ------------
Cash flows from investing activities:
  Purchases of property and equipment                            (14,344,316)       (10,941,427)        (6,877,795)
  Decrease in other assets                                              --              434,016             21,624
                                                              --------------     --------------       ------------
            Net cash used in investing activities                (14,344,316)       (10,507,411)        (6,856,171)

Cash flows from financing activities:
  Proceeds from long-term debt                                          --           24,750,000          2,500,000
  Payments on long-term debt                                      (3,750,000)       (22,275,344)       (10,159,576)
  Payments under capital lease obligations                          (214,759)              --                 --
  Payments on advances from Parent                                      --           (5,000,000)              --
  Decrease in bank overdraft                                            --             (392,366)          (454,641)
  Purchases of treasury stock                                           --             (671,371)          (985,269)
                                                              --------------     --------------       ------------
           Net cash used in financing activities                  (3,964,759)        (3,589,081)        (9,099,486)

Net increase in cash and cash equivalents                            689,492          1,671,244            343,289
Cash and cash equivalents at beginning of period                   3,003,586          1,332,342            989,053
                                                              --------------     --------------       ------------
Cash and cash equivalents at end of period                    $    3,693,078          3,003,586          1,332,342
                                                              ==============     ==============       ============


See accompanying notes to financial statements.

VIBROPLANT U.S., INC.
Notes to Financial Statements
February 25, 1996 and March 31, 1995 and 1994


(1)     Stock Purchase Agreement

             On February 26, 1996, pursuant to a stock purchase agreement dated as of January 9, 1996, Primeco, Inc. (Prime) purchased all of the outstanding stock of Vibroplant, U.S., Inc. (the Company) from Vibroplant plc (the Parent). Prime also repaid the Company's outstanding bank debt as of February 26, 1996, which was approximately $36,700,000.

             Prior to the stock purchase agreement the Company declared dividends of $15,000,000 and paid an intercompany account balance of $1,700,000 (including additional management fees of $1,500,000 recognized at closing) to the Parent from the proceeds of additional borrowings from a bank.

             In conjunction with the stock purchase agreement, on February 26, 1996, the Parent paid divestiture bonuses totaling $1,024,500 to former employees of the Company. Severance payments were made to former employees totaling $791,050.

(2)     Summary of Significant Accounting Policies

        (a) Description of Business

               The Company is engaged in the rental, sales and servicing of aerial lift equipment. The majority of the Company's customers are engaged in the construction industry and are located throughout the United States. No single customer accounted for more than five percent of the Company's sales in 1996, 1995 or 1994.

        (b)    Cash Equivalents

               The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

        (c)    Inventories

               Inventories consist of equipment replacement parts and supplies and equipment held for sale. Inventories are carried at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method for parts and supplies. Cost for equipment held for sale is determined using the specific identification method.

        (d)    Property and Equipment

               Property and equipment are stated at cost. Property and equipment under capital leases are stated at the lower of the present value of net minimum lease payments or fair value at the inception of the lease.

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued


(2)     Summary of Significant Accounting Policies, Continued

        (d) Property and Equipment, Continued

               Effective April 1, 1994, the Company retroactively changed to the declining balance method for depreciating rental equipment (note 3). Remaining assets are depreciated using the straight-line method over the estimated useful lives of the assets (generally 5 to 30 years). Property and equipment under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful lives of the assets.

               Upon sale or retirement, the related cost and accumulated depreciation are eliminated from the accounts and gains and losses are recognized in income. Repairs and maintenance which do not extend the lives or improve the respective assets are charged to expense as incurred.

        (e) Income Taxes

               Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109), on a prospective basis and has reported the cumulative effect of the change in the 1994 statement of operations. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (f)   Revenue Recognition

                  Rental revenue is recognized on the accrual basis. Included in trade accounts receivable are unbilled rental revenues of approximately $1,255,000 and $1,296,000 at February 25, 1996 and March 31, 1995, respectively.

        (g)   Fair Value of Financial Instruments

                  The carrying amounts of cash and cash equivalents
              approximate fair value because of the short maturity of such instruments.

                  The carrying amounts of long-term debt approximate fair
              value due to the variable interest rate on such obligation.

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(2)     Summary of Significant Accounting Policies, Continued

        (h)   Use of Estimates

                  Management of the Company has made a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

        (i)   New Accounting Standard

                  In March 1995, the Financial Accounting Standards Board
              issued Statement of Financial Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement 121). Statement 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Management cannot currently estimate whether the adoption of Statement 121 in 1997 will have a material adverse effect on the Company's financial position or results of operations.

(3)     Change in Accounting for Depreciation

              Effective April 1, 1994, the Company changed its method of depreciating rental equipment from the straight line method to the declining balance method. The new method of depreciation was adopted to provide a better matching of revenues and expenses over the lives of the rental equipment and was applied retroactively to equipment acquisitions of prior years. The effect of the change in 1995 was to increase the cost of equipment sold by $1,400,000 and to decrease depreciation by $3,700,000. It was not practical to determine the effect of this change in 1994. The cumulative adjustment as of April 1, 1994 to retroactively apply the new method of $4,782,000, after reduction for income taxes of $2,820,000, is included in 1995 income.

(4)     Inventories

        Inventories consist of the following at February 25, 1996 and March 31, 1995:


                                                    1996               1995
                                                    ----               ----
               Replacement parts and supplies    $2,733,309          2,761,984
               Equipment held for sale              984,418            384,102
                                                 ----------          ---------
                                                 $3,717,727          3,146,086
                                                 ==========          =========

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(5)     Property and Equipment

               Property and equipment consist of the following at February 25, 1996 and March 31, 1995:


                                                                                         Cost, net of
                                                                   Accumulated           Accumulated
        1996:                                    Cost              Depreciation          Depreciation
                                            --------------        --------------        --------------
        Rental equipment                    $   88,130,589            37,268,732            50,861,857
        Transportation equipment                 2,712,800             1,835,732               876,816
        Furniture and equipment                  2,769,952             2,184,891               585,061
        Land                                     1,795,465                  --               1,795,465
        Buildings                                5,061,195             1,696,222             3,364,973
                                            --------------        --------------        --------------

                                            $  100,470,001            42,985,222            57,848,172
                                            ==============        ==============        ==============

        1995:

        Rental equipment                    $   86,810,271            39,682,393            47,127,878
        Transportation equipment                 2,799,966             2,205,431               594,535
        Furniture and equipment                  2,814,630             2,002,819               811,811
        Land                                     1,893,119                  --               1,893,119
        Buildings                                4,936,110             1,559,878             3,376,232
                                            --------------        --------------        --------------

                                            $   99,254,096            42,985,829            57,484,172
                                            ==============        ==============        ==============







        In 1995 the Company recorded a provision for loss on real property of $340,000. This provision, which is included in other operating expenses in the accompanying statements of operations, is the result of a decline in the fair market value of the property.

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(6)     Leases

        The Company is obligated under various capital leases for transportation equipment that expire at various dates during the next four years. At February 25, 1996 and March 31, 1995, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:


                                                 1996               1995
                                                 ----               ----
Transportation equipment                       $951,000            494,000
Less accumulated amortization                   299,000            144,000
                                               --------            -------
                                               $652,000            350,000
                                               ========            =======

        Amortization of assets held under capital leases is included with the depreciation expense.

           The Company also has several noncancelable operating leases, primarily for rental and transportation equipment and land and buildings, that expire over the next six years. Rental expense for operating leases during 1996, 1995 and 1994 consisted of the following:


                                1996               1995              1994
                                ----               ----              ----
Rental equipment          $   507,000                  -                  -
Transportation equipment      471,000            384,000            323,000
Land and buildings            540,000            605,000            658,000
                          -----------            -------            -------
                           $1,518,000            989,000            981,000
                          ===========            =======            =======

        Rental expense is included in selling, general and administrative expenses for land and buildings and other operating expenses for rental and transportation equipment in the accompanying statements of operations.

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(6)     Leases, Continued

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of February 25, 1996 are:


                                                       Capital           Operating
              Year ending March 31:                    leases              leases
                                                      ---------          ----------
                     1997                             $ 286,000          1,519,000
                     1998                               165,000          1,216,000
                     1999                               129,000          1,021,000
                     2000                                48,000            476,000
                     2001                                  --              166,000
                     2002                                  --              160,000
                                                      ---------          ---------
          Total minimum lease payments                  628,000          4,558,000
                                                                         =========
  Less amount representing interest (at rates
        ranging from 8% to 11%)                         (76,931)
                                                      ---------
  Present value of net minimum capital
      lease payments                                    551,069

  Less current installments of obligations
    under capital leases                               (226,000)
                                                      ---------
  Obligations under capital leases, excluding
    current installments                              $ 325,069
                                                      =========

  VIBROPLANT U.S., INC.
  Notes to Financial Statements, continued

  (7)   Long-term Debt

     Long-term debt consists of the following at February 25, 1996 (note 1) and March 31, 1995:

                                                        1996               1995
                                                        ----               ----
  Term loan with a bank, due in varying installments
    through June 1999, with interest at LIBOR plus
    1.125% (6.9% at February 25, 1996) secured by
    substantially all of the Company's assets and
    guaranteed by the Parent
                                                     $20,750,000     24,500,000
  Less current installments                            7,500,000      7,500,000
                                                     -----------    -----------
  Long-term debt, excluding current installments     $13,250,000     17,000,000
                                                     ===========    ===========

             The loan agreement provides the Company with a term loan of $24,500,000, a $5,000,000 revolving credit facility and letters of credit totaling $2,220,000. There were no borrowings outstanding under the revolving credit facility or the letters of credit at February 25, 1996 or March 31, 1995. In connection with these loan agreements, the Parent has executed guaranty agreements which also require the Parent to meet various restrictive and affirmative covenants.

  Aggregate maturities of long-term debt at February 25, 1996 are as follows:

  Year ending March 31 :
       1997                                   $ 7,500,000
       1998                                     3,750,000
       1999                                     9,500,000
                                             ------------
                                              $20,750,000
                                             ============

  VIBROPLANT U.S., INC.
  Notes to Financial Statements, continued

  (8)  Income Taxes

       Total income taxes for the period from April 1, 1995 through February 25, 1996 and for the years ended March 31, 1995 and 1994, were as follows:

                                                         1996                1995              1994
                                                    --------------       ------------       ----------
Income from operations                              $    2,119,077          1,578,469          133,200
Cumulative effect of change in
accounting for depreciation                                  --             2,820,621             --
                                                    --------------       ------------       ----------
                                                    $    2,119,077          4,399,090          133,200
                                                    ==============       ============       ==========



       Income tax expense (benefit) attributable to income from operations consists of the following for the period from April 1, 1995 through February 25, 1996 and for the years ended March 31, 1995 and 1994:



                                                       Current             Deferred            Total
                                                    --------------       ------------       ------------
  1996:
  Federal                                           $      340,352          1,212,122          1,552,474
  State                                                    424,000            142,603            566,603
                                                    --------------        -----------       ------------
                                                    $      764,352          1,354,725          2,119,077
                                                    ==============         ==========       ============

  1995:
  Federal                                           $     (152,834)         1,458,614          1,305,780
  State                                                    101,087            171,602            272,689
                                                    --------------        -----------       ------------
                                                    $      (51,747)         1,630,216          1,578,469
                                                    ==============         ==========       ============

  1994:
  Federal                                           $      252,729           (116,720)           136,009
  State                                                      7,833            (10,642)            (2,809)
                                                    --------------        -----------       ------------
                                                    $      260,562           (127,362)           133,200
                                                    ==============         ==========       ============


VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(8)    Income Taxes, Continued

     Income tax expense attributable to income from operations for the period from April 1, 1995 through February 25, 1996 and for the years ended March 31, 1995 and 1994, respectively, differed from the amounts computed by applying the marginal U.S. Federal income tax rate of 34 percent to pretax income as a result of the following:

                                                            1996                1995                1994
                                                       --------------       ------------         -----------
  Computed "expected" income tax expense               $    1,569,000            994,000              63,830
  Adjustments to deferred tax assets and liabilities
    for changes in State income tax rates                        --              255,000                --
  Recognition of valuation allowance for deferred
    tax assets                                                   --              160,000                --
  State income taxes, net of Federal income tax
    benefit                                                   374,000            117,000              (1,854)
  Tax effect of amortization of unallocated purchase
    price of subsidiaries                                        --                 --                 29,900
  Other                                                       176,077             52,469               41,324
                                                       --------------       ------------         ------------
                                                       $    2,119,077          1,578,469              133,200
                                                       ==============       ============         ============




VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(8)    Income Taxes, Continued

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 25, 1996 and March 31, 1995, are presented below:


                                                     1996            1995
                                                  ------------    -----------
Deferred tax assets:
  Trade accounts receivable, principally due
    to the allowance for doubtful accounts        $    228,000        231,000
  Accrued expenses, principally due to
    insurance and environment reserves               1,615,000        715,000
  Net operating loss carryforwards                     160,000        220,000
  Alternative minimum tax credit carryforwards         388,000      2,466,000
  Other                                                 20,783            612
                                                  ------------    -----------
      Gross deferred tax assets                      2,411,783      3,632,612
      Less valuation allowance                        (160,000)      (160,000)
                                                  ------------    -----------
      Net deferred tax assets                     $  2,251,783      3,472,612
                                                  ============    ===========
Deferred tax liabilities:
  Property and equipment, principally
    due to differences in depreciation            $(11,709,241)   (11,520,000)
  Other                                                    --         (55,345)
                                                  ------------    -----------
      Total deferred tax liabilities              $(11,709,241)   (11,575,345)
                                                  ============    ===========


       The valuation allowance for deferred tax assets was $160,000 as of February 25, 1996 and March 31, 1995, respectively.

       At February 25, 1996, the Company had net operating loss carryforwards for State income tax purposes of approximately $160,000 which may be available to offset future State taxable income, if any, through 2005. In addition, the Company has minimum tax credit carryforwards of approximately $388,000 which are available to reduce future Federal regular income taxes, if any, over an indefinite period.

(9)    Related Party Transactions

       During 1996, 1995 and 1994, management fees of $116,000, $84,000, and
$84,000 were charged to the Company by the Parent, respectively. Such amounts are included in selling, general and administrative expenses in the accompanying statements of operations.

VIBROPLANT U.S., INC.
Notes to Financial Statements, continued

(9)     Related Party Transactions, continued

        In 1994, the Company purchased the outstanding common stock not owned by the Parent for approximately $1,657,000. The Company paid approximately $985,000 in 1994 and paid the remaining balance of $671,371 in 1995.

(10)    Employee Benefit Plans

        The Company sponsors a defined contribution plan covering substantially all employees. The plan provides that employees can voluntarily contribute from 1% to 15% of their compensation. The Company's contributions are discretionary and totaled approximately $222,000, $130,000 and $97,000 in 1996, 1995 and 1994, respectively.

        The Company has entered into bonus compensation agreements with various employees. Amounts recognized under these agreements were approximately $250,000, $130,000 and $100,000 in 1996, 1995 and 1994,
respectively, which are included in selling, general and administrative expenses in the accompanying statements of operations.

(11)    Commitments and Contingencies

        As a result of environmental assessments performed during 1995, the Company identified environmental contamination of soil and ground water at certain of the Company's rental facilities. Utilizing cost projections from a remediation plan developed by the Company's environmental consultants, the Company developed an estimate of future costs for the remediation. The total estimated aggregate costs are expected to be $3,000,000, and are based on technology currently available to treat the contaminated sites. This amount has been recognized in other operating expenses in the accompanying 1996 statement of operations as it represents management's best estimate of the remediation costs.

        The estimate of the remediation costs could change as a result of changes to the remediation plan required by the various governmental environmental agencies, changes in technology available to treat the sites, or unforeseen circumstances existing at the site. It is not possible to estimate the amount losses, if any, that may exceed the amounts accrued as a result of these factors.

        The Company is involved in litigation arising as a result of its acquisition of American Hi-Lift Corporation (American) in 1988. On January 28, 1994, a jury verdict of approximately $429,000 was rendered against American. The Company's management intends to vigorously appeal this decision. Although the outcome of this litigation and its ultimate impact on the Company have not been determined, management has recognized a provision for possible losses as a result of this contingency. Management believes that such provision is adequate to provide for its maximum estimated liability resulting from this decision.

  VIBROPLANT U.S., INC.
  Notes to Financial Statements, continued

  (11)  Commitments and Contingencies

        The Company is fully insured, subject to varying deductibles, for workers' compensation claims in substantially all states in which it operates. In the remaining states, the Company provides for workers' compensation claims through incurred loss retrospective policies. Management believes that the Company has sufficiently provided for estimated claims, including the effect of any retroactive premium adjustments, at February 25, 1996 and March 31, 1995.

        The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

  (12)  Supplemental Disclosures of Cash Flow Information

        Rental equipment of $3,748,100, $3,245,650, and $4,891,358 was transferred to inventories in 1996, 1995 and 1994, respectively. Capital lease obligations of $457,199 and $310,635 were incurred in 1996 and 1995, respectively, when the Company entered into leases for equipment. Dividends payable to the Parent of $15,000,000 were declared in 1996. In 1994, a liability of $671,371 was recognized for purchases of treasury stock.

        Cash paid for interest was $1,640,000, $2,034,000, and $2,217,152 in
  1996, 1995 and 1994, respectively. Cash paid for income taxes was $752,000, $428,400, and $67,799 in 1996, 1995 and l994, respectively.

PRIMECO INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SEC REQUIREMENTS

         The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with the requirements of Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). These required statements are presented for informational purposes only and are not indicative of the results of future operations, nor the results of historical operations had the acquisition occurred as of the assumed dates.

EXPLANATORY NOTES

         The Unaudited Pro Forma Condensed Consolidated Statements of Income have been prepared assuming that the acquisition of Vibroplant U.S., Inc. (American Hi-Lift) had occurred at the beginning of the period presented. Pursuant to the SEC's regulations, permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and, for income accounts, are expected to have a continuing impact.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements included in Primeco's Annual Report on Form 10-K for the year ended December 31, 1995.

PRIMECO INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(in thousands)

                                                                                   American
                                                                                   Hi-Lift
                                                                   Primeco       Acquisition
                                                                    as of           as of        Pro Forma
                                                                   12-31-95        12-31-95      Adjustment       Pro Forma
                                                                 -----------     -----------     -----------     -----------
         A S S E T S

Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . $       174     $     3,693                     $     3,867
Accounts receivable, net . . . . . . . . . . . . . . . . . . . .      36,467           7,611     $      (424)(1)      43,654
Inventories . . . . . . . . . . . . . . . . .  . . . . . . . . .      17,399           3,718            (370)(2)      20,747
Rental equipment, net . . . . . . . . . . . . .  . . . . . . . .     181,798          50,862          (5,000)(2)     227,660
Property, plant and equipment, net . . . . . . . . . . . . . . .      22,334           6,622          (1,037)(2)      27,919
Cost in excess of fair value of net assets acquired, net . . . .     115,084            --            16,336 (4)     131,420
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .      17,682           1,209            (724)(3)      18,167
                                                                 -----------     -----------     -----------     -----------
     Total assets . . . . . . . . . . . . . .  . . . . . . . . . $   390,938     $    73,715     $     8,781     $   473,434
                                                                 ===========     ===========     ===========     ===========

     LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . $    14,968     $       698                     $    15,666
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . .      27,737          20,911     $   (12,735)(5)      35,913
Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     255,000          20,750          36,350 (6)     312,100
Deferred income taxes  . . . . . . . . . . . . . . . . . . . . .      21,897          10,181          (3,610)(7)      28,468
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . .       1,552             551             --            2,103
Redeemable convertible preferred stock . . . . . . . . . . . . .       9,150            --               --            9,150
Common stockholder's equity. . . . . . . . . . . . . . . . . . .      60,634          20,624         (11,224)(8)      70,034
                                                                 -----------     -----------     -----------     -----------
     Total liabilities and stockholder's equity  . . . . . . . . $   390,938     $    73,715     $     8,781     $   473,434
                                                                 ===========     ===========     ===========     ===========

           See accompanying notes to Pro Forma Financial Statements

PRIMECO INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands)

                                                Primeco           American
                                                For the            Hi-Lift
                                               Year Ended        Acquisition        Pro Forma
                                                12/31/95        (see note 2)        Adjustment          Pro Forma
                                              ------------      -------------      ------------       -------------
Revenues:
   Rental Revenue                             $   138,983       $    37,439                           $   176,422
   New equipment sales                             34,601             3,778                                38,379
   Rental equipment sales                          23,144             5,882                                29,026
   Parts and merchandise sales                     32,223             2,599                                34,822
   Service revenue and other income                13,836             3,966                                17,802
                                              -----------       -----------                           -----------
                                              $   242,787       $    53,664                           $   296,451

Cost of sales:
   Depreciation - rental equipment                 37,427             7,048       $    (1,863)(3)          42,612
   Cost of new equipment sales                     28,960             3,097                                32,057
   Cost of rental equipment sales, net of
      accumulated depreciation                     22,853             3,141             2,741 (6)          28,735
   Cost of parts and merchandise                   24,157             1,497                                25,654
   Direct operating expenses                       60,553            16,577                                77,130
                                              -----------       -----------       -----------         -----------
                                              $   173,950       $    31,360       $       878         $   206,188
                                              -----------       -----------       -----------         -----------
           Gross Profit                       $    68,837       $    22,304       $      (878)        $    90,263

   Selling, general, administrative and other      36,804            14,742            (5,004)(4,5)        46,542
   Depreciation and amotization:
      Noncompete agreements                         5,877                                                   5,877
      Cost in excess of fair value of
          assets acquired                           2,955                                 417 (2)           3,372
      P, P & E                                      2,395               950                                 3,345
   Interest expense, net of interest income        29,021             1,680             3,172 (1)          33,873
                                              -----------       -----------       -----------         -----------
                                              $    77,052       $    17,372       $    (1,415)        $    93,009

     Income (loss) before income taxes             (8,215)            4,932               537              (2,746)

   Income tax expense (benefit)                    (2,025)            2,241                25 (7)             241
                                              -----------       -----------       -----------         -----------
        Net income (loss) before
          extraordinary item                  $    (6,190)      $     2,691       $       512         $    (2,987)

   Extraordinary item-loss on early
      extinguishment of debt, net of tax
      benefit of $794                              (1,268)                                                 (1,268)
                                              -----------       -----------       -----------         -----------
   Net Loss                                        (7,458)            2,691               512              (4,255)

   Dividend requirement and accretion
      on preferred stock                           (1,528)                                                 (1,528)
                                              -----------       -----------       -----------         -----------
   Net Loss applicable to common
      stockholder                             $    (8,986)      $     2,691       $       512         $    (5,783)
                                              ===========       ===========       ===========         ===========



            See accompanying notes to Pro Forma Financial Statements

                                 PRIMECO INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         On February 26, 1996, Primeco acquired Vibroplant U.S., Inc. (also known as American Hi-Lift Corporation), a company specialized in renting and selling aerial lift equipment. The purchase price of Vibroplant U.S., Inc. was cash of approximately $66.5 million. The Acquisition was accounted for under the purchase method of accounting; accordingly, the total purchase price was allocated to net assets based on estimated fair values. The results of Vibroplant U.S.'s operations will be included in the financial statements commencing February 26, 1996. In conjunction with this transaction, certain existing stockholders of Holdings invested in additional common equity of Holdings. Holdings then made a capital contribution of approximately $9.4 million to Primeco. Primeco used these funds, as well as borrowings under its Senior Credit Facility, to fund the transaction.

NOTE 2 - PRO FORMA ADJUSTMENTS

         Pro Forma Condensed Consolidated Balance Sheet

         Pro forma adjustments include (1) reduction for accounts receivable not purchased; (2) adjustment of assets acquired to fair market value; (3) reclassification of deferred taxes to conform to Primeco's presentation; (4) excess of the aggregate purchase price over the estimated fair value of the tangible assets acquired; (5) accrued liabilities not assumed in the acquisition ($15,300) net of costs relating to the acquisition ($2,565); (6) debt issued to finance the acquisition ($57,100) in excess of debt assumed and repaid ($20,750); (7) effect on deferred taxes resulting from the allocation of the purchase price to items in (2) above ($2,886) plus the reclassification of deferred taxes noted in (3) above ($724); (8) equity contribution to fund the acquisition ($9,400) net of American H-Lift's equity ($20,624).

         Pro forma Condensed Consolidated Statement of Operations

         The Statement of Operations as presented for American Hi-Lift represents the audited 11 month period ended 2-25-96 and the unaudited 1 month period ended 4-30-95.

         Pro forma adjustments include (1) record revised interest expense;
(2) record goodwill amortization; (3) record Primeco's method of depreciation;
(4) adjust G & A expense related to headcount and overhead reduction;
(5) eliminate American Hi-Lift's management fee; (6) adjust cost on rental equipment sales to fair market value; and (7) adjust tax expense to Primeco's effective blended rate.